[LETTERHEAD OF CAINS]


                        CONSENT OF ISLE OF MAN ATTORNEYS


Securities & Exchange Commission
Washington DC 20549
U.S.A.


Gentlemen,

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 and Form F-4, of this firm's name in the form and context in which the same appears.

Yours faithfully

/s/ Cains